Exhibit 99.2

NEWS RELEASE

Warner Chilcott Announces $750 Million Senior Notes Offering in Connection with

Proposed Leveraged Recapitalization

ARDEE, Ireland, August 12, 2010 – Warner Chilcott plc (Nasdaq: WCRX) today announced that its subsidiaries, Warner Chilcott Company, LLC and Warner Chilcott Finance LLC (each a co-issuer, and together, the “Issuers”), plan to issue an aggregate principal amount of $750 million of senior notes due 2018 (the “Notes”) in a private placement.

The Issuers’ obligations under the Notes will be guaranteed by Warner Chilcott plc and by its other subsidiaries that guarantee obligations under Warner Chilcott’s senior secured credit facilities, subject to certain exceptions.

As previously announced, Warner Chilcott intends to use the net proceeds from the offering, together with $1.5 billion aggregate principal amount of additional term loans to be incurred pursuant to an amendment to its existing senior secured credit facilities, in order to fund a special cash dividend to its shareholders of $8.50 per share, or approximately $2.14 billion in the aggregate, and to pay related fees and expenses. The closing of the Notes offering is conditioned upon the concurrent closing of the amendment to, and borrowings under, the senior secured credit facilities.

The Notes have not been registered under the Securities Act of 1933, as amended. The Notes may not be offered or sold within the United States or to U.S. persons, except to “qualified institutional buyers” in reliance on the exemption from registration provided by Rule 144A and to certain persons in offshore transactions in reliance on Regulation S. This announcement does not constitute an offer to sell or the solicitation of an offer to buy Notes in any jurisdiction in which such an offer or sale would be unlawful.

About Warner Chilcott

Warner Chilcott is a leading specialty pharmaceutical company currently focused on the gastroenterology, women’s healthcare, dermatology and urology segments of the North American and Western European pharmaceuticals markets. The Company is fully integrated with internal resources dedicated to the development, manufacturing and promotion of its products. WCRX-F.

Forward Looking Statements

This press release contains forward-looking statements, including statements concerning the proposed recapitalization plan, incurrence of new debt and payment of a dividend, as well as concerning our operations, our anticipated financial performance and financial condition, and our business plans and growth strategy and product development efforts. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “may,” “might,” “will,” “should,” “estimate,” “project,” “plan,” “anticipate,” “expect,” “intend,” “outlook,”

“believe” and other similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties. The following represent some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by our forward-looking statements: our substantial indebtedness; competitive factors in the industry in which we operate (including the approval and introduction of generic or branded products that compete with our products); our ability to protect our intellectual property; a delay in qualifying our manufacturing facilities that produce our products or production or regulatory problems with either third party manufacturers or API suppliers upon whom we may rely for some of our products or our own manufacturing facilities; pricing pressures from reimbursement policies of private managed care organizations and other third party payors, government sponsored health systems, the continued consolidation of the distribution network through which we sell our products, including wholesale drug distributors and the growth of large retail drug store chains; the loss of key senior management or scientific staff; adverse outcomes in our outstanding litigation or an increase in the number of litigation matters to which we are subject; government regulation, including domestic and foreign health care reform, affecting the development, manufacture, marketing and sale of pharmaceutical products, including our ability and the ability of companies with whom we do business to obtain necessary regulatory approvals; our ability to manage the growth of our business by successfully identifying, developing, acquiring or licensing new products at favorable prices and marketing such new products; our ability to obtain regulatory approval and customer acceptance of new products, and continued customer acceptance of our existing products; changes in tax laws or interpretations that could increase our consolidated tax liabilities; our ability to realize the anticipated opportunities from our acquisition of the global branded pharmaceuticals business from The Procter and Gamble Company; the other risks identified in our periodic filings including our Annual Report on Form 10-K for the year ended December 31, 2009, and from time-to-time in our other investor communications.

We caution you that the foregoing list of important factors is not exclusive. In addition, in light of these risks and uncertainties, the matters referred to in our forward-looking statements may not occur. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as may be required by law.

Company Contact:	Steve Kunszabo
Investor Relations
973-442-3200
steve.kunszabo@wcrx.com